Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned herby certifies in his capacity as an officer of Mid-Southern Bancorp, Inc. (the “Company”) pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Annual Report on Form 10-K that:

1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	the information contained in the report fairly presents, in all material respects, the Company’s financial condition and results of operations.

/s/ Alexander G. Babey	/s/ Robert W. DeRossett
Alexander G. Babey	Robert W. DeRossett
Chief Executive Officer	Chief Financial Officer

Dated: March 25, 2022	Dated: March 25, 2022